Exhibit 4.23

number

units

CUSIP: 62912E 20 5

THIS CERTIFIES THAT

IS THE REGISTERED OWNER OF UNITS

Each Unit ("Unit") consists of one share of common stock, no par value per share ("Common Stock"), of NGTV, a California corporation (the "Company"), and one redeemable warrant (the "Warrant"). Each Warrant entitles the holder to purchase one-half of one share of Common Stock for the price per share indicated on the Warrant Certificate. Each Warrant will become exercisable on the Separation Date (as hereinafter defined) and will expire unless exercised before five years after the effective date ("Effective Date") of the Company's initial public offering ("Offering"), or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to a date designated by Capital Growth Financial LLC, in its sole discretion, upon thirty days' prior written notice to the Registered Owner of this Certificate, but in no event prior to the later of (i) sixty days following the Effective Date, or (ii) sixty days following the exercise by the Underwriters of a certain "over-allotment option" granted to them in connection with the Offering (the "Separation Date"). The Separation Date must occur not later than the date that is nine months following the Effective Date. The terms of the Warrants are governed by a Warrant Agreement, dated as of the Effective Date, between the Company and U.S. Stock Transfer Corporation, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions are incorporated herein by reference and consented to by the holder of this certificate by its acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1745 Gardena Avenue, Glendale, California, 91204, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATE:

COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
Transfer Agent and Registrar

By:

Authorized Signature

NGTV
CORPORATE SEAL
2000
CALIFORNIA

Countersigned
By:

Secretary

NGTV
By:

President

NGTV
     The Registered Holder hereby is entitled, at any time after the Separation Date , to exchange each Unit represented by this Unit Certificate for one share of Common Stock and one Warrant Certificate representing the right to purchase one-half of one share of Common Stock, upon surrender of this Unit Certificate to the Transfer Agent and Registrar together with any documentation required by such agent.
     REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, US STOCK TRANSFER CORPORATION.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT-		Custodian
			(Cust)		(Minor)
TEN ENT	-as tenants by the entireties	under Uniform Gifts to Minors Act
(State)
JT TEN	-as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT		Custodian (until age )
			(Cust)			(Minor)
under Uniform Transfers to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

represented by the within Certificate, and do hereby irrevocably constitute and appoint	Units

Attorney
to transfer the said units on the books of the within-named Corporation with full power of substitution in the premises.

Dated:		20	Signature:

Signature	(s) Guaranteed:		Signature:

BY:				Notice:	THE SIGNATURE TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE
17Ad-15.					OR ENLARGEMENT, OR ANY CHANGE WHATEVER

SECURITY INSTRUCTIONS
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.